                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 9, 1996



                       Commission File Number: 33-17856-C




                          INNOVATIVE TECH SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)




              ILLINOIS                                     65-0071222
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

444 JACKSONVILLE ROAD, SUITE 200
WARMINSTER, PENNSYLVANIA                                      18974
(Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (215) 441-5600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This Report constitutes Amendment No. 1 to the Current Report on Form 8-K dated August 9, 1996 (the "Form 8-K") of Innovative Tech Systems, Inc., a Illinois corporation (the "Company"), relating to the purchase by the Company on July 26, 1996 of all of the issued and outstanding common stock of Facility Management Systems, Inc., a Illinois corporation. This Report contains the financial statements and pro forma financial information required to be provided under
Item 7 of the Form 8-K. Other than as set forth herein, there has been no change in the information set forth in the Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           The following financial statements and pro forma financial information are filed as part of this Report:

            (a)  Financial Statements of Business Acquired:
                                                                                                               Page(s)
                                                                                                               ------
                  Report of Independent Accountants                                                               5

                  Balance Sheets of Facility Management Systems, Inc. at January 31, 1995                         6
                  and 1996 and July 31, 1996 (unaudited)

                  Statements of Operations of Facility Management Systems, Inc. for the years                     7
                  ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1995 and 1996

                  Statements of Cash Flows of Facility Management Systems, Inc. for the years                     8
                  ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1995 and 1996

                  Statements of  Changes in Shareholders' (Deficiency) Equity of Facility Management Systems,     9
                  Inc. for the years ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1996

                  Notes to Financial Statements                                                                 10-14

            (b)   Pro Forma Financial Information:

                  Pro Forma Consolidated Balance Sheet at January 31, 1996                                        16
                  Pro Forma Consolidated Statement of Operations for the year ended January 31, 1996              17
                  Pro Forma Consolidated Statement of Operations for the unaudited six months                     18
                  ended July 31, 1996

            (c)  Exhibits:
                 2.1 Agreement and Plan of Merger, dated as of May 31, 1996, between Innovative Tech Systems, Inc. and Facility Management Systems, Inc. (PSI)

                 (PSI) Incorporated by reference to Company's Form 8-K dated August 9, 1996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              INNOVATIVE TECH SYSTEMS, INC.

Date:     October 8, 1996                     By: \s\  Louis J. Desiderio
                                              ---------------------------
                                                       Louis J. Desiderio
                                                       Vice President and
                                                       Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


To The Shareholders Facility Management Systems, Inc.:

         We have audited the accompanying balance sheets of Facility Management Systems, Inc. as of January 31, 1995 and 1996 and the related statements of operations, changes in shareholders' (deficiency) equity and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Facility Management Systems, Inc., as of January 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles.



                                       COOPERS & LYBRAND, L.L.P.





2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 26, 1996

                        FACILITY MANAGEMENT SYSTEMS, INC.
                                 BALANCE SHEETS



                                                                   JANUARY 31,               JULY 31,
                                                           ---------------------------         1996
                                                               1995            1996        (UNAUDITED)
                                                           -----------     -----------     -----------
ASSETS

Current assets:
     Cash and cash equivalents                             $    36,521     $    33,121     $    94,008
     Accounts receivable, net                                  737,786         614,725         551,086
     Inventory                                                 410,847         262,573         222,187
                                                           -----------     -----------     -----------
          Total current assets                               1,185,154         910,419         867,281

Property and equipment, net                                    150,410         215,720         251,084
Computer software, net of accumulated
     amortization of $27,493, $30,725
     and 32,675 at Janaury 31, 1995 and
     1996 and July 31, 1996, respectively                      105,232         173,128         216,790
Other assets                                                   162,619          78,296          83,996
                                                           -----------     -----------     -----------
          Total assets                                     $ 1,603,415     $ 1,377,563     $ 1,419,151
                                                           ===========     ===========     ===========


LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY

Current liabilities:
     Bank line of credit                                   $   270,000     $   175,000     $   400,000
     Current portion of long-term debt                          41,100          41,100            --
     Accounts payable                                          182,918         171,046         114,765
     Accrued liabilities                                       133,835          93,685          66,525
     Deferred revenue                                          351,643         361,173         397,125
                                                           -----------     -----------     -----------
          Total current liabilities                            979,496         842,004         978,415
                                                           -----------     -----------     -----------

Long-term debt                                                 956,900         922,353            --

Commitments and contingent liabilities

Shareholders' (deficiency) equity:
     Common stock, par value $1.00;
       authorized 100,000 shares; issued
       and outstanding 13,133, 12,883 and
       12,883 as of January 31, 1995, 1996
       and July 31, 1996, respectively                          13,133          12,883          12,883
     Additional paid-in capital                                909,708         909,708       1,909,299
     Accumulated deficiency                                 (1,255,822)     (1,309,385)     (1,481,446)
                                                           -----------     -----------     -----------
          Total shareholders' (deficiency) equity             (332,981)       (386,794)        440,736
                                                           -----------     -----------     -----------

          Total liabilities and shareholders'
            (deficiency) equity                            $ 1,603,415     $ 1,377,563     $ 1,419,151
                                                           ===========     ===========     ===========


    The accompanying notes are an integral part of the financial statements.

                        FACILITY MANAGEMENT SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
      FOR THE YEARS ENDED JANUARY 31, 1994, 1995 AND 1996 AND THE UNAUDITED
                     SIX MONTHS ENDED JULY 31, 1995 AND 1996



                                     FOR THE YEARS ENDED JANUARY 31,           JULY 31,         JULY 31,
                               ------------------------------------------        1995             1996
                                   1994            1995           1996        (UNAUDITED)     (UNAUDITED)
                               -----------     -----------    -----------     -----------     -----------

Revenues                       $ 3,528,580     $ 4,607,370    $ 4,439,287     $ 2,115,160     $ 1,760,397

Cost of revenues                 1,345,157       1,685,470      1,533,229         760,184         539,520

Selling, general and
  administrative expenses        2,225,574       2,618,305      2,874,046       1,493,150       1,473,958
                               -----------     -----------    -----------     -----------     -----------

Income (loss) from
  operations                       (42,151)        303,595         32,012        (138,174)       (253,081)

Interest expense                    58,868          60,617         85,575          44,880          48,619
                               -----------     -----------    -----------     -----------     -----------

Income (loss) before income
  taxes                           (101,019)        242,978        (53,563)       (183,054)       (301,700)

Provision for income taxes            --              --             --              --              --
                               -----------     -----------    -----------     -----------     -----------

Net income (loss)              $  (101,019)    $   242,978    $   (53,563)    $  (183,054)    $  (301,700)
                               ===========     ===========    ===========     ===========     ===========


    The accompanying notes are an integral part of the financial statements.

                        FACILITY MANAGEMENT SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
       FOR THE YEARS ENDED JANUARY 31, 1994, 1995 AND 1996 AND THE UNAUDITED
                    SIX MONTHS ENDED JULY 31, 1995 AND 1996

                                                                                                 JULY 31,      JULY 31,
                                                                                                   1995          1996
                                                         1994          1995          1996      (UNAUDITED)   (UNAUDITED)
                                                      ---------     ---------     ---------     ---------     ---------
Cash flows from operating activities:
  Net income (loss)                                   $(101,019)    $ 242,978     $ (53,563)    $(183,054)    $(301,700)
  Adjustments to reconcile net income
     (loss) to net cash provided by (used in
     operating activities:
     Depreciation and amortization                       47,405        72,511        81,599        37,500        49,200
     Changes in operating assets and
       liabilities:
       Accounts receivable                             (101,136)     (158,250)      123,061       (15,530)       63,639
       Inventory                                        (43,433)     (147,630)      148,274       109,141        40,386
       Other assets                                      (5,634)      (89,870)       84,323        11,799        (5,700)
       Accounts payable                                  57,929       (16,847)      (11,872)        8,843       (56,281)
       Accrued liabilities                               48,945        39,644       (40,150)       (7,183)      (27,160)
       Deferred revenue                                  25,653         6,669         9,530        30,584        35,952
                                                      ---------     ---------     ---------     ---------     ---------
          Net cash (used in) provided by
            operating activities                        (71,290)      (50,795)      341,202        (7,900)     (201,664)
                                                      ---------     ---------     ---------     ---------     ---------
Cash flows from investing activities:
  Purchase of property and equipment                    (46,401)     (101,473)     (143,677)     (128,343)      (82,614)
  Capitalization of software development costs          (38,797)      (89,420)      (71,128)      (28,864)      (45,612)
                                                      ---------     ---------     ---------     ---------     ---------
          Net cash (used in)
          investing activities                          (85,198)     (190,893)     (215,055)     (157,207)     (128,226)
                                                      ---------     ---------     ---------     ---------     ---------
Cash flows from financing activities:
  Net  borrowings (repayments) under
    line of credit                                      281,337      (191,337)      (95,000)      180,000       225,000
  Borrowings under long-term debt                       160,000       130,000          --            --            --
  Repayment of long-term debt                           (12,000)      (12,000)      (34,547)      (17,245)     (603,116)
  Purchase of Treasury Stock                               --            --            (250)         --            --
  Capital contribution                                     --            --            --            --         768,893
                                                      ---------     ---------     ---------     ---------     ---------
          Net cash provided by (used in)
          financing activities                          429,337       (73,337)     (129,547)      162,755       390,777
                                                      =========     =========     =========     =========     =========
          Net increase (decrease) in cash and cash
          equivalents                                   272,849      (315,025)       (3,400)       (2,352)       60,887

Cash and cash equivalents, beginning of year             78,697       351,546        36,521        36,521        33,121
                                                      ---------     ---------     ---------     ---------     ---------
Cash and cash equivalents, end of year                $ 351,546     $  36,521     $  33,121     $  34,169     $  94,008
                                                      =========     =========     =========     =========     =========

Cash paid during the period for:
               Interest                               $  58,200     $  60,434     $  85,575     $  44,880     $  46,904


The accompanying notes are an integral part of the financial statements.

                        FACILITY MANAGEMENT SYSTEMS, INC.
          STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIENCY) EQUITY FOR THE YEARS ENDED JANUARY 31, 1994, 1995 AND 1996 AND THE
                    UNAUDITED SIX MONTHS ENDED JULY 31, 1996



                                      COMMON STOCK             ADDITIONAL                       TOTAL
                              ---------------------------       PAID-IN      ACCUMULATED     SHAREHOLDERS'
                                 SHARES          AMOUNT         CAPITAL      DEFICIENCY   (DEFICIENCY) EQUITY
                              -----------     -----------     -----------    -----------  -------------------

Balance, January 31, 1993          13,133     $    13,133     $   909,708    $(1,397,781)    $  (474,940)

Net loss                             --              --              --         (101,019)       (101,019)
                              -----------     -----------     -----------    -----------     -----------

Balance, January 31, 1994          13,133          13,133         909,708     (1,498,800)       (575,959)

Net income                           --              --              --          242,978         242,978
                              -----------     -----------     -----------    -----------     -----------

Balance, January 31, 1995          13,133          13,133         909,708     (1,255,822)       (332,981)

Purchase of treasury stock           (250)           (250)           --             --              (250)
Net loss                             --              --              --          (53,563)        (53,563)
                              -----------     -----------     -----------    -----------     -----------

Balance, January 31, 1996          12,883          12,883         909,708     (1,309,385)       (386,794)

Capital contribution
 (unaudited)                         --              --         1,129,230           --         1,129,230
Net loss
 (unaudited)                         --              --              --         (301,700)       (301,700)
                              -----------     -----------     -----------    -----------     -----------

Balance, July 31, 1996
 (unaudited)                       12,883     $    12,883     $ 2,038,938    $(1,611,085)    $   440,736
                              ===========     ===========     ===========    ===========     ===========


    The accompanying notes are an integral part of the financial statements.

                          NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS:

Facility Management Systems, Inc. (the "Company") is principally involved in the business of designing, developing and marketing facilities management software products. All design, development and marketing of the Company's products is performed at its headquarters in Chicago, Illinois. The Company derives revenues from selling and installing hardware and software for licensed use by clients in diverse industries. The Company's revenues are predominantly generated through sales to customers in the United States. The financial statements as of July 31, 1996 and for the six months ended July 31, 1995 and 1996 are unaudited, but in the opinion of management reflect all adjustments, consisting of only normal recurring items, necessary for a fair presentation. Interim results are not necessarily indicative of annual results.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments. The Company restricts investment of temporary cash investments to financial institutions with high credit ratings.

Inventory:

Inventory is stated at actual cost, but not in excess of net realizable value. Inventory consists of hardware, accessories and repair parts that are purchased and resold to customers.

Revenue Recognition and Accounts Receivable:

Sales and related costs under contracts to customers are recognized as units are delivered, since there are no significant obligations after delivery. Accounts receivable arising from sales are not collateralized and, as a result, management monitors the financial condition of its customers to reduce the risk of loss. Revenue from the licensing of computer software is recognized at the time all significant contractual commitments are fulfilled. Revenue under maintenance contracts is recognized ratably over the life of the contract. Revenues from consulting and custom programming services are recognized as the services are performed.

Property and Equipment:

Property and equipment are carried at cost. Expenditures for major renewals, improvements and betterments are capitalized and minor repairs and maintenance are charged to expense. When assets are sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss from such disposition is included in operations. Property and equipment is depreciated using accelerated depreciation methods, generally over a period of five to seven years.

Computer Software:

The Company capitalizes purchased computer software. Internally developed computer software costs and costs of product enhancements are capitalized subsequent to the determination of technological feasibility; such capitalization continues until the product becomes available for general release. Research and development, including maintenance and general upgrades are expensed as incurred. Capitalized software costs are written down to net realizable value when the carrying amount is in excess thereof. Computer software development and enhancements costs are amortized on a product-by-product basis over a period of 3 years. Amortization, which is included in cost of revenues, is the greater of the amount computed using (1) the ratio of the current year's gross revenues to the total current and anticipated future gross revenues for that product or (2) the straight-line method over the estimated life of the product. Software amortization was $2,993, $19,992, $3,232, $1,440 and $1,950 for the years ended January 31,
1994, 1995 and 1996 and for the unaudited six months ended July 31, 1995 and 1996, respectively.

Income Taxes:

The Company records deferred taxes under the liability method, in which deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect during the years in which the differences are expected to reverse, and on available tax credits and carryforwards.


Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INVENTORY:

Inventory consists of the following:


                                           January 31,
                                    -----------------------      July 31,
                                                                   1996
                                     1995             1996      (unaudited)
                                    ------           ------      --------
Hardware and accessories           $380,160         $236,214     $186,462
Repair parts                         30,687           26,359       35,725
                                   --------         --------     --------
                                   $410,847         $262,573     $222,187
                                   ========         ========     ========

4.  PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                          January 31,         July 31, 1996
                                    -----------------------
                                      1995          1996       (unaudited)
                                    ---------     ---------     ---------
Computers and equipment             $ 213,769     $ 250,286     $ 311,157
Furniture and fixtures                 96,681       203,841       225,584
                                    ---------     ---------     ---------
                                      310,450       454,127       536,741
Less accumulated depreciation        (160,040)     (238,407)     (285,657)
                                    =========     =========     =========
                                    $ 150,410     $ 215,720     $ 251,084
                                    =========     =========     =========

Depreciation expense was $44,412, $52,519, $78,367, $36,060 and $47,250 for the
years ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1995 and 1996, respectively.

5.   INCOME TAXES:

The reconciliation of income taxes at the U.S. statutory rate to the provision for income taxes for the years ended January 31, 1994, 1995, 1996 and for the unaudited six months ended July 31, 1996, is as follows:


                                                          For the years ended January 31,         July 31,
                                                       -------------------------------------       1996
                                                         1994          1995          1996       (unaudited)
                                                       ---------     ---------     ---------     ---------
Income taxes at the U.S. Statutory rate                   (34)%         34%           (34)%         (34)%

Increase (reduction) in income taxes resulting from:

   State Income taxes, net of federal benefit              (7)           7             (7)           (7)

   Limitation on the utilization of tax benefits           41                          41            41

   Utilization of net operating loss carryforwards          -          (41)             -             -
                                                       ---------     ---------     ---------     ---------
                                                            -            -              -             -
                                                       =========     =========     =========     =========

The tax effects of temporary differences which compromise the deferred tax assets and liabilities at January 31, 1995, January 31, 1996, and July 31, 1996 are as follows:

                                             January 31,   January 31,    July 31,
                                                                            1996
                                                1995          1996       (unaudited)
                                             ----------     ---------    -----------
Deferred tax debits:

  Net operating loss carryforwards            $ 283,800     $ 251,000     $ 552,700

  Valuation allowance                          (283,800)     (251,000)     (552,700)
                                              ---------     ---------     ---------

  Net deferred taxes                          $    -        $    -        $    -
                                              =========     =========     =========


There was no income tax expense or benefit recorded for the years ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1995 and 1996. The Company had available federal and state net operating loss carryforwards of approximately $251,000 and $259,000 at January 31, 1996, respectively.

6.  COMMITMENTS:

The Company leases office facilities under operating leases. The future minimum rental payments under noncancelable operating leases are as follows:

                             1997    $163,133
                             1998     163,184
                             1999     162,323
                             2000     165,687
                                     ========
                                     $654,327
                                     ========

Total rent expense for the years ended January 31, 1994, 1995 and 1996 and the unaudited six months ended July 31, 1995 and 1996 was $100,660, $112,262, $158,377, $79,889 and $80,730, respectively.

7.   LONG-TERM DEBT AND BANK LINE OF CREDIT:

Long-term debt consisted of the following:

                                          January 31,         July 31, 1996
                                   -----------------------
                                      1995          1996       (unaudited)
                                   ---------     ---------     -----------
Term loan, 10%, due 1998           $  75,000     $  52,453          --
Shareholder loan, 7.85%, due         750,000       750,000          --
2009 (see note 8)
Shareholder loan, 9%, due 2003        73,000        61,000          --
(see note 8)
Shareholder loan, 7%, due 2002       100,000       100,000          --
(see note 8)
                                   ---------     ---------     -----------
                                     998,000       963,453          --
Less current portion                 (41,100)      (41,100)         --
                                   =========     =========     ===========
Long-term debt                     $ 956,900     $ 922,353          --
                                   =========     =========     ===========

On January 26, 1995, the Company borrowed $75,000 under a term loan with a bank. The proceeds were used to purchase computer equipment. The loan was payable in monthly installments of principal and interest of $2,425. The loan was paid in full on July 30, 1996.

The Company maintained a revolving line of credit with a financial institution bearing interest at the rate of prime plus 1/2%. Borrowings under the line of credit were based upon percentages of accounts receivable and inventory, with the maximum borrowing base of $700,000. The agreement contained certain financial covenants regarding dividends, additional debt and use of proceeds. The line of credit expired on July 31, 1996, and was paid in full on August 16, 1996.

8. RELATED PARTY TRANSACTIONS:

The Company has had transactions in the normal course of business with certain officers and shareholders of the Company. On March 31, 1992, the Company borrowed $100,000 from its President, who is also a significant shareholder. The loan was payable in monthly installments of interest only through March 31, 1997, with interest at 7%. Monthly principal and interest payments were to commence on April 1, 1997. The loan was paid in full by the Company on July 30, 1996.

On March 31, 1992, the Company borrowed $100,000 from a shareholder. The loan was payable in monthly installments of $1,000, with interest at 9%. The loan was paid in full by the Company on July 30, 1996.

On April 8, 1992, the Company entered into a $375,000 loan and option agreement with E. Tyden AB, Inc. ("Tyden"), a non-affiliated company. The agreement included additional borrowings of up to an additional $375,000, as well as an option to purchase a 40% interest in FMS. Interest only payments were made on a quarterly basis at 4%. Between September 1992 and July 1994 the Company borrowed an additional $375,000, bringing the total loan outstanding to $750,000. On March 4, 1996 Tyden surrendered its option to purchase a 40% interest in FMS, and on March 6, 1996 two officers of FMS, who are also significant shareholders, purchased the loan from Tyden for $400,000, which was financed through a bank. On May 24, 1996 the terms of the loan were amended to increase the interest rate to 7.85% and revise the payment terms to require monthly payments of $7,089.54 through June 2009. In connection with the acquisition of FMS by Innovative Tech Systems, Inc. (see note 10), the two shareholders agreed to forgive the portion of the original loan balance that was in excess of their existing bank loan. On July 30, 1996 the loan was retired for $332,410, with the balance of $360,337 recorded as a contribution to additional paid-in capital.

9.  401(K) PLAN:

Effective January 1, 1992, the Company instituted a 401(k) Plan to cover all eligible employees. The Company does not make any matching contributions to the plan.



10.  SUBSEQUENT EVENT:

Effective July 26, 1996, the Company entered into an agreement and plan of merger with Innovative Tech Systems, Inc. Under the terms of the agreement, Innovative Tech acquired all of the outstanding common stock of the Company for 645,619 Shares of Innovative Tech Common Stock, valued at $1,371,940. Innovative Tech Systems, Inc. recorded the acquisition using the purchase method of accounting, and made preliminary allocations of the purchase price, which is subject to final adjustment.

PRO FORMA FINANCIAL INFORMATION


Effective July 26, 1996, Innovative Tech Systems, Inc. (the "Company") acquired 100% of the outstanding common stock of Facility Management Systems, Inc. ("FMS"). Under the terms of the agreement, FMS shareholders received 50.114 shares of Innovative Tech common stock in exchange for each share of FMS common stock. This exchange ratio resulted in 645,619 shares of Innovative Tech common stock being issued to FMS shareholders. The acquisition has been recorded using the purchase method of accounting. The accompanying balance sheet as of July 31, 1996 includes preliminary allocations of the purchase price which is subject to final adjustment.

BASIS OF PRESENTATION

The unaudited pro forma financial statement information combines the consolidated results of operations as if the acquisition had occurred as of the beginning of the periods presented. Pro forma adjustments include only the effects of events directly attributed to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments include amortization of goodwill, legal fees relating to the acquisition and elimination of interest expense on the retired debt. The weighted average shares outstanding calculation is revised to reflect the 645,619 shares issued in connection with the acquisition.

      INNOVATIVE TECH SYSTEM, INC. AND FACILITY MANAGEMENT SYSTEMS, INC.
                    PRO FORMA CONSOLIDATED BALANCE SHEET


                                                                         FACILITY
                                               INNOVATIVE TECH          MANAGEMENT            PRO FORMA            PRO  FORMA
                                                 SYSTEMS, INC.         SYSTEMS, INC.         ADJUSTMENTS          CONSOLIDATED
                                               -----------------     -----------------    ------------------    -----------------
ASSETS

Current assets:
   Cash and cash equivalents                    $    2,815,742        $       33,121       $   (1,347,791)       $    1,501,072
   Accounts receivable, net                          1,281,707               614,725                  -               1,896,432
   Officer advance                                      49,921                   -                    -                  49,921
   Other current assets                                 25,812                   -                    -                  25,812
   Inventory                                               -                 262,573                  -                 262,573
                                               -----------------     -----------------    ------------------    -----------------
      Total current assets                           4,173,182               910,419           (1,347,791)            3,735,810

Property and equipment, net                            611,548               215,720                  -                 827,288
Restricted cash                                        700,000                   -                    -                 700,000
Computer software, net                                 369,693               173,128                  -                 542,821
Goodwill                                                   -                     -              1,303,797             1,303,797
Other assets                                               -                  78,296                  -                 778,296
                                               -----------------     -----------------    ------------------    -----------------
      Total assets                              $    5,854,423        $    1,377,563       $      (43,994)       $    7,187,992
                                               =================     =================    ==================    =================



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Bank line of credit                                     -          $      175,000       $     (175,000)                  -
   Current portion of long-term debt                       -                  41,100              (41,100)                  -
   Accounts payable                             $      215,888               171,046                  -                 386,934
   Accrued liabilities                                 173,433                93,685                  -                 267,118
   Deferred revenue                                     74,881               361,173                  -                 436,054
                                               -----------------     -----------------    ------------------    -----------------
      Total current liabilities                        464,202               842,004             (216,100)            1,090,106
                                               -----------------     -----------------    ------------------    -----------------

Long-term debt                                             -                 922,353             (922,353)                 -

Commitments and contingent liabilities

Shareholders' equity:
   Common stock                                        189,215                12,883                 (939)              201,159
   Additional paid-in-capital                        6,475,501               909,708               89,951             7,475,160
   Warrants                                            850,150                   -                    -                 850,150
   Accumulated deficiency                           (2,124,645)           (1,309,385)           1,005,447            (2,428,583)
                                               -----------------     -----------------    ------------------    -----------------
   Total shareholders' equity                        5,390,221              (386,794)           1,094,459             6,097,886
                                               -----------------     -----------------    ------------------    -----------------


Total liabilities and shareholders' equity      $    5,854,423        $    1,377,563       $      (43,994)       $    7,187,992
                                               =================     =================    ==================    =================


       INNOVATIVE TECH SYSTEMS, INC. AND FACILITY MANAGEMENT SYSTEMS, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 1996



                                                          FACILITY
                                      INNOVATIVE TECH    MANAGEMENT       PRO FORMA        PRO FORMA
                                       SYSTEMS, INC.    SYSTEMS, INC.    ADJUSTMENTS      CONSOLIDATED
                                       ------------     -------------    ------------     ------------
Revenues                               $  2,784,965     $  4,439,287             --       $  7,224,252

Cost of revenues                            174,366        1,533,229             --          1,707,595

Selling, general and
  administrative expenses                 3,836,793        2,874,046          335,950        7,046,789
                                       ------------     ------------     ------------     ------------
Income (loss) from
  operations                             (1,226,194)          32,012         (335,950)      (1,530,132)

Interest income                             368,020             --               --            368,020

Interest expense                               --             85,575          (85,575)            --
                                       ------------     ------------     ------------     ------------

Income (loss) before income
  taxes                                    (858,174)         (53,563)        (250,375)      (1,162,112)

Provision for income taxes                     --               --               --               --
                                       ------------     ------------     ------------     ------------
Net income (loss)                      $   (858,174)    $    (53,563)    $   (250,375)    $ (1,162,112)
                                       ============     ============     ============     ============
Income (loss) per common share         $      (0.06)                                      $      (0.08)
                                       ============                                       ============
Weighted average shares outstanding      14,814,527                                         15,460,146
                                       ============                                       ============

       INNOVATIVE TECH SYSTEMS, INC. AND FACILITY MANAGEMENT SYSTEMS, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE UNAUDITED SIX MONTHS ENDED JULY 31, 1996



                                                          FACILITY
                                      INNOVATIVE TECH    MANAGEMENT       PRO FORMA        PRO FORMA
                                       SYSTEMS, INC.    SYSTEMS, INC.    ADJUSTMENTS      CONSOLIDATED
                                       -------------    ------------     ------------     ------------

Revenues                               $  2,359,296     $  1,760,397             --       $  4,119,693

Cost of revenues                             98,840          539,520             --            638,360

Selling, general and
  administrative expenses                 2,497,804        1,473,958          335,950        4,307,712
                                       ------------     ------------     ------------     ------------
Income (loss) from
  operations                               (237,348)        (253,081)        (335,950)        (826,379)

Interest income                              69,272             --               --             69,272

Interest expense                               --             48,619          (48,619)            --
                                       ------------     ------------     ------------     ------------
Income (loss) before income
  taxes                                    (168,076)        (301,700)        (287,331)        (757,107)

Provision for income taxes                     --               --               --               --
                                       ------------     ------------     ------------     ------------
Net income (loss)                      $   (168,076)    $   (301,700)    $   (287,331)    $   (757,107)
                                       ============     ============     ============     ============
Income (loss) per common share         $      (0.01)                                      $      (0.06)
                                       ============                                       ============
Weighted average shares outstanding      11,476,147                                         12,121,766
                                       ============                                       ============